Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Organized Under
Name	Laws Of

Belco Technologies Corporation	Delaware
Coastal Training Technologies Corp.	Virginia
DuPont (Australia) Ltd.	Australia
DuPont (Changshu) Fluoro Technology Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Argentina S.A.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Asia Pacific Limited	Japan
DuPont BVco BV	The Netherlands
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont DACI Beteiligungs GmbH	Austria
DuPont de Colombia, S.A.	Colombia
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Development S.A.	Switzerland
DuPont de Nemours Groupe S.A.R.L.	France
DuPont de Nemours Holding SA	Switzerland
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Feedstocks Company	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Hesperange (Luxembourg) SARL	Luxembourg
DuPont Iberica, S.L.	Spain
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International Operations SARL	Switzerland
DuPont KGA B.V.	The Netherlands
DuPont Kabushiki Kaisha	Japan
DuPont Mexico S.A. de C.V.	Mexico
DuPont Operations, Inc.	Delaware

Organized Under
Name	Laws Of

DuPont Operations Worldwide, Inc.	Delaware
DuPont Performance Coating France SAS	France
DuPont Performance Coating Nederland BV	The Netherlands
DuPont Performance Coatings Austria GmbH	Austria
DuPont Performance Coatings GmbH	Germany
DuPont Performance Coatings (Shanghai) Co. Ltd.	China
DuPont Performance Coatings (U.K.) Ltd.	United Kingdom
DuPont Performance Elastomers, L.L.C.	Delaware
DuPont Powder Coatings USA, Inc.	Delaware
DuPont Products (Luxembourg) SARL	Luxembourg
DuPont (China) Research & Development Company Limited	China
DuPont Solutions (Luxembourg) SARL	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
First Chemical Texas, L.P.	Delaware
Holding DuPont S.A. de C.V.	Mexico
Liqui-Box Corporation	Ohio
Magellan Systems International, L.L.C.	Virginia
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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